Exhibit 12.1

EOP OPERATING LIMITED PARTNERSHIP
STATEMENT OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS (DOLLARS IN THOUSANDS)

                                                                   For the three months ended        For the six months ended
                                                                  -----------------------------   -----------------------------
                                                                  June 30, 2002   June 30, 2001   June 30, 2002   June 30, 2001
                                                                  -------------   -------------   -------------   -------------

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures,
  discontinued operations and cumulative effect of a change
  in accounting principle                                          $  178,501      $  134,817      $  375,698      $  271,700
                                                                   ----------      ----------      ----------      ----------
Plus Fixed Charges:                                                                                         0               0
  Interest expense                                                    202,683         156,848         407,529         314,715
  Capitalized interest                                                  5,047           4,631          10,385           9,658
  Loan amortization cost                                                1,097           2,703           2,379           4,029
                                                                   ----------      ----------      ----------      ----------
       Fixed charges                                                  208,827         164,182         420,293         328,402
Plus preferred distributions                                           15,831          10,877          31,661          21,761
                                                                   ----------      ----------      ----------      ----------
Combined fixed charges and preferred distributions                    224,658         175,059         451,954         350,163
                                                                   ----------      ----------      ----------      ----------
Plus amortization of capitalized interest                                 437             398             867             622
Plus distributed income of investments in unconsolidated
  joint ventures                                                       74,181          29,023         100,090          52,338
Less preferred distributions                                          (15,831)        (10,877)        (31,661)        (21,761)
Less capitalized interest                                              (5,047)         (4,631)        (10,385)         (9,658)
                                                                   ----------      ----------      ----------      ----------

Earnings                                                           $  456,899      $  323,789      $  886,563      $  643,404
                                                                   ==========      ==========      ==========      ==========

Fixed Charges:
Interest expense                                                   $  202,683      $  156,848      $  407,529      $  314,715
Capitalized interest                                                    5,047           4,631          10,385           9,658
Loan amortization cost                                                  1,097           2,703           2,379           4,029
                                                                   ----------      ----------      ----------      ----------

Fixed Charges                                                         208,827         164,182         420,293         328,402

Preferred distributions                                                15,831          10,877          31,661          21,761
                                                                   ----------      ----------      ----------      ----------
Combined fixed charges and preferred distributions                 $  224,658      $  175,059      $  451,954      $  350,163
                                                                   ==========      ==========      ==========      ==========

Earnings to combined fixed charges and preferred distributions            2.0             1.8             2.0             1.8
                                                                   ==========      ==========      ==========      ==========